UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 31, 2014

Date of Report (date of earliest event reported)

UTi Worldwide Inc.

(Exact name of Registrant as Specified in its Charter)

000-31869

(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola	100 Oceangate, Suite 1500
British Virgin Islands	Long Beach, CA 90802 USA
(Addresses of Principal Executive Offices)

562.552.9400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

Item 1.01.	Entry into a Material Agreement.

Effective January 31, 2014, UTi Worldwide Inc.’s (the “Company”) subsidiary in Germany, UTi Deutschland GmbH (“UTi Deutschland”), entered into Supplement No.1 to the Contract Concerning a Credit Line (the “Supplement”) which amends the Credit Agreement dated January 25, 2013 between UTi Deutschland and Commerzbank AG (the “Existing Agreement”). The Supplement extended the term of the Existing Agreement from January 31, 2014 to April 30, 2014 and confirmed the imposition of a fee of .1% on the unused portion of the credit facility during the extended term. Except as amended by the Supplement, the terms of the Existing Agreement remain in effect.

For a description of certain material terms of the Existing Agreement prior to the Supplement, see the disclosures concerning the Existing Agreement set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Credit Facilities and Senior Notes — Bank Lines of Credit” found in Part I. Item 2 of the Company’s Form 10-Q filed with the Securities and Exchange Commission on December 10, 2013.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in (or incorporated by reference into) Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.

Date: February 6, 2014	By:	/s/ Lance E. D’Amico
Lance E. D’Amico
Senior Vice President, Chief Legal
Officer and Secretary